As filed with the Securities and Exchange Commission on February 6, 2006.	File No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIDELITY NATIONAL INFORMATION SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	58-2606325
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Riverside Avenue
Jacksonville, Florida  32204

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

FIDELITY NATIONAL INFORMATION SERVICES, INC. 2005 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Todd C. Johnson	Copies to:
Vice President and Secretary	Larry D. Ledbetter
Fidelity National Information Services, Inc.	Kilpatrick Stockton LLP
601 Riverside Avenue	1100 Peachtree Street, N.E., Suite 2800
Jacksonville, Florida 32204	Atlanta, Georgia 30309
(904) 854-8100	(404) 815-6500
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $.01 par value	8,985,420	$15.63	(2)	$140,442,114.60	(2)	$15,027.31
Common Stock, $.01 par value	1,386,471	$38.855	(3)	$53,871,330.71	(3)	$5,764.23
Total:	10,371,891	—		$194,313,445.31		$20,791.54

(1)          In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable to prevent dilution in the event of a stock dividend, stock split, recapitalization, or other similar changes in the Registrant’s capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2)          Determined in accordance with Rule 457(h) under the Securities Act of 1933, based on the exercise price of outstanding options to purchase Common Stock.

(3)          Determined in accordance with Rules 457(h) and (c) under the Securities Act of 1933, based on $38.855, the average of the high and low prices on the New York Stock Exchange on February 3, 2006.

PART I.              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the note to Part I of Form S-8.

PART II.             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.               INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Fidelity National Information Services, Inc., a Georgia corporation, formerly known as Certegy Inc. (the “Company”), with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference (Commission File No. 001-16427):

(a)           The Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2004;

(b)           The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

(c)           The Company’s Current Reports on Form 8-K filed with the SEC on February 10, 2005, September 16, 2005, October 12, 2005, December 9, 2005, January 25, 2006 and February 6, 2006;

(d)           All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the Company’s fiscal year ended December 31, 2005; and

(e)           The description of the Company’s Common Stock, par value $0.01 per share, as set forth in its registration statement filed under Section 12 of the Exchange Act on Form 10-12B/A on June 11, 2004, and any amendment or report filed for the purpose of updating such description.

All documents filed subsequent to the date hereof by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.                                                     DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.                                                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.                                                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s articles of incorporation eliminate the liability of its directors to the Company or its shareholders for monetary damages for any action taken, or any failure to take action, as a director to the extent permitted under the Georgia Business Corporation Code (the “Code”).  The Company’s directors remain liable, however, for:

•                                          any appropriation, in violation of the director’s duties, of any business opportunity;

•                                          acts or omissions that involve intentional misconduct or a knowing violation of law;

•                                          unlawful corporate distributions as set forth in Section 14-2-832 of the Code; or

•                                          any transactions from which the director received an improper personal benefit.

If the Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the Code, as amended, without further action by the Company’s shareholders.  These provisions in the Company’s articles of incorporation may limit the remedies available to a shareholder in the event of breaches of any director’s duties.

The Company’s bylaws require the Company to indemnify and hold harmless any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative, including any action or suit by or in the right of the Company, because the person is or was a Company director or officer against liability incurred in such proceeding.  The Company’s bylaws generally prohibit the Company from indemnifying any officer or director who is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company for:

•                                          any appropriation, in violation of the director’s or officer’s duties, of any business opportunity;

•                                          acts or omissions that involve intentional misconduct or a knowing violation of law;

•                                          unlawful corporate distributions as set forth in Section 14-2-832 of the Code; or

•                                          any transactions from which the director derived an improper personal benefit.

The Company’s bylaws require the Company, under certain circumstances, to advance expenses to Company officers and directors who are parties to an action, suit, or proceeding for which indemnification may be sought.  The bylaws permit, but do not require, the Company to indemnify and advance expenses to its employees or agents who are not officers or directors to the same extent and subject to the same conditions that a corporation could, without shareholder approval under Section 14-2-856 of the Code.

The Agreement and Plan of Merger dated as of September 14, 2005 among the Company, one of the Company’s wholly owned subsidiaries and Fidelity National Information Services, Inc., a Delaware corporation, obligates the Company to indemnify and hold harmless anyone who was a director or officer of the Company or its subsidiaries before the closing of the merger contemplated by the merger agreement against any costs or expenses, including reasonable attorneys’ fees, or other loss or liability incurred in connection with any claim or proceeding arising out of matters existing or occurring at or prior to the effective time of the merger, including any matters arising in connection with the merger and related transactions, to the fullest extent permitted by applicable law.  The Company is also obligated under the merger agreement to advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The Company’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.  Additionally, under the merger agreement, the Company purchased a six-year “tail” prepaid non-cancelable run-off insurance policy to cover anyone who was a director or officer of the Company or its subsidiaries prior to the closing of the merger for events, acts, or omissions occurring on or prior to the closing, including those occurring in connection with the merger and related transactions.

ITEM 8.  EXHIBITS

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 6, 2006 (File No. 001-16427))

4.2

Amended and Restated Bylaws of Fidelity National Information Services, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 6, 2006 (File No. 001-16427))

5	Opinion of Kilpatrick Stockton LLP as to the legality of the securities to be issued.

23.1	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Independent Registered Public Accounting Firm (KPMG LLP).

24	Power of Attorney is included on signature page.

ITEM 9.  UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 6th day of February, 2006.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/Lee A. Kennedy
Lee A. Kennedy
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below and on the following page constitutes and appoints Lee A. Kennedy and Jeffrey S. Carbiener and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do our cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on this 6th day of February, 2006.

Signature	Title

/s/Lee A. Kennedy	President, Chief Executive Officer and Director (Principal Executive Officer)
Lee A. Kennedy

/s/Jeffrey S. Carbiener	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jeffrey S. Carbiener

/s/William P. Foley, II	Chairman of the Board of Directors
William P. Foley, II

/s/Terry N. Christensen	Director
Terry N. Christensen

/s/Thomas M. Hagerty	Director
Thomas M. Hagerty

/s/Marshall Haines	Director
Marshall Haines

/s/Keith W. Hughes	Director
Keith W. Hughes

/s/David K. Hunt	Director
David K. Hunt

/s/Daniel D. Lane	Director
Daniel D. Lane

/s/Phillip B. Lassiter	Director
Phillip B. Lassiter

/s/Cary H. Thompson	Director
Cary H. Thompson

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation of Fidelity National Information Services, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 6, 2006 (File No. 001-16427))

4.2

Amended and Restated Bylaws of Fidelity National Information Services, Inc. (incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 6, 2006 (File No. 001-16427))

5	Opinion of Kilpatrick Stockton LLP as to the legality of the securities to be issued.

23.1	Consent of Kilpatrick Stockton LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Independent Public Registered Accounting Firm (KPMG LLP).

24	Power of Attorney is included on signature page.